Exhibit 23(d)


                INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of System Energy Resources, Inc. on
Form S-3 of our reports dated February 11, 1994 (November
30, 1994 as to Note 2, "Rate and Regulatory Matters - FERC
Settlement"), appearing in System Energy Resources, Inc.'s
Annual Report on Form 10-K for the year ended December 31,
1994 and to the reference to us under the heading "Experts and Legality" in the Prospectus, which is part of this Registration Statements.



/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
New Orleans, Louisiana
July 19, 1995